Exhibit 99.1

GI Dynamics Resumes Shipments of EndoBarrier® Product

Notified Body, following review, clears Company to resume shipments

LEXINGTON, Massachusetts – 1 December 2014 – GI Dynamics, Inc. (ASX: GID), a medical device company developing innovative treatments for type 2 diabetes and obesity, today announced that its Notified Body in the European Union, an organization that has been accredited by Member States to assess whether a product meets the requirements of the EU Medical Device Directive 93/42/EEC, has cleared the Company to resume commercial product shipments. Today’s decision by the Notified Body will permit the company to resume commercial activities in all jurisdictions where it was previously selling EndoBarrier®.

As a result of a review of the company’s historical Clinical Evidence for the EndoBarrier product, the company will clarify its indications for use to reflect that its obesity indication includes a restriction to patients with a body mass index (BMI) ≥ 30 kg/m2. The company’s revised indications for use will now read: The GI Dynamics’ EndoBarrier® Gastrointestinal Liner System is used for the treatment of obese type 2 diabetes with BMI ≥ 30 kg/m2, or obese patients with BMI ≥ 30 kg/m2 with ≥ 1 co-morbidities, or obese patients with BMI >35 kg/m2. Based on these indications for use, and the Clinical Evidence used for the review, the Risk:Benefit profile of EndoBarrier Therapy is considered appropriate.

Michael Dale, the Company’s president and chief executive officer, said, “We are pleased to have resolved the outstanding questions surrounding EndoBarrier Therapy and want to thank all stakeholders for their patience during this recent period of review and remediation of matters related to our vigilance systems. I truly believe that, as a result of this experience, we are a stronger organization. On behalf of all GI Dynamics employees; I want to assure our patients, physicians and regulatory authorities around the world of our absolute commitment to continuous quality improvement in all that we do”

Regulatory Related Definitions:

Vigilance – The vigilance system is that under which medical device manufacturers are obliged to report adverse incidents involving medical devices to competent authorities within the EU. The Medical Device Vigilance System is intended to facilitate a direct, early and harmonized implementation of Field Safety Corrective Actions across the Member States where the device is in use, in contrast to action taken on a country-by-country basis.

About GI Dynamics

GI Dynamics, Inc. (ASX: GID) is the developer of EndoBarrier®, the first endoscopically-delivered device therapy approved for the treatment of type 2 diabetes and/or obesity. EndoBarrier is approved and commercially available in multiple countries outside the U.S. EndoBarrier is not approved for sale in the U.S. and is limited by federal law to investigational use only in the United States. GI Dynamics is conducting a pivotal clinical trial of EndoBarrier in the U.S. for the treatment of patients who have uncontrolled type 2 diabetes and are obese. Founded in 2003, GI Dynamics is headquartered in Lexington, Massachusetts. For more information, please visit www.gidynamics.com.

Forward-Looking Statements

This presentation contains forward-looking statements based on the current estimates and expectations of future events by the management of GI Dynamics, Inc. as of the date of this presentation and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. Generally, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and other similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. All statements that address operating performance, events or developments that GI Dynamics expects or anticipates will occur in the future are forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with estimates of potential revenues; the number and location of commercial centers offering the EndoBarrier®; ability to obtain and maintain regulatory approval for our products; ability to obtain and maintain third-party reimbursement for our products; performance and acceptance of our product, competition; product costs, the timing, costs and outcomes of clinical trials including our pivotal trial; intellectual property risks; risks associated with obtaining funding from third parties; future financial results and other factors including those described in our filings with the U.S. Securities and Exchange Commission and the Australian Securities Exchange. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Investor Enquiries:	Media Enquiries:
United States: Robert Crane, Chief Financial Officer +1 (781) 357-3250	United States/Europe: Dan Budwick, Pure Communications Inc. +1 (973) 271-6085

Australia: David Allen or John Granger, Hawkesbury Partners Pty Limited +61 2 9325 9046	Australia: Angela Ceberano, Flourish PR +61 3 9092 8445